Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT: Wade Brantley wbrantley@dc-brands.com

DC Brands International, Inc. Announces Stephen F. Horgan as the New President of
 H.A.R.D. Nutrition

DENVER, COLO. – May 7, 2012 - DC Brands International, Inc., a publicly reporting company under the ticker symbol (OTC/HRDN - News), today announces that Stephen F. Horgan will assume the duties as President and COO of DC Brands International, Inc., effective immediately.

Mr. Horgan has extensive experience as a senior executive in the beverage industry. He spent more than twenty years of his twenty-six years in the industry with Coca-Cola, building a record of innovation and success in operations, sales, customer management and commercialization. After being promoted to Vice President in 1997, Horgan served in a variety of domestic and international markets including leading the creation and development of The Coca-Cola Company’s world wide Walmart organization and business. Subsequently, Mr. Horgan founded advisement and investment company, Brand Aspirations in 2010.  Prior to that he spent nearly five years with Coors Brewing and then with Miller-Coors, first as lead customer officer then as Vice President of the Southeast Region.

Richard Pearce, President and CEO said, “This is an incredible event for H.A.R.D. Nutrition. Stephen’s pedigree in the beverage industry is more than impressive. His extensive experience combined with his unparalleled retail and customer knowledge will bring immediate value and retail impact to H.A.R.D. Nutrition. I am anticipating that good things will begin to occur very quickly with this Company, and am excited to see what will be obvious successes with Stephen at the helm.

Pearce added, “Stephen will have one-hundred percent control of the day-to-day operations of H.A.R.D. Nutrition, and I will maintain my role as Chairman of the Board of Directors and CEO. You can’t ask someone to assume the responsibility to accomplish a mission if you don’t give them the authority to do so, and I am committed to give Stephen the full authority to do what he believes is necessary to implement his plan and move this Company forward in the way he sees best fit. The primary focus for this organization is to now to support Stephen with the necessary resources in order to increase sales and market exposure.”

Mr. Horgan said,” I am excited to be leading the DC Brands International business. Richard and “Dr. Bob” Nikkel have developed leading edge products and built a solid business foundation since H.A.R.D. Nutrition was acquired.  The timing could not be better for a transition to brand building and market expansion.  American consumers are looking for products to aide them in creating and living a healthy lifestyle, and H.A.R.D. Nutrition will be at the forefront of fulfilling these needs.  Our primary focus will be getting H.A.R.D. Nutrition into the hands of consumers through the world’s leading retailers.”

About DC Brands International:

DC Brands International, a publicly traded company under the ticker symbol (HRDN), presently specializes in the manufacturing of its functional beverages and health products. Established in 1998, DC Brands began producing a number of lines of energy drinks in 2005.  DC Brands then purchased the assets of H.A.R.D. Nutrition and began its quest to produce a new health line of products.  DC Brands has recently announced the release of its new H.A.R.D. Nutrition Functional Water Systems, which it expects will revolutionize the functional beverage category.

For more information on DC Brands International, Inc. and its HARD Nutrition Functional Water Systems, visit its website at www.hardnutrition.com.

This release includes forward-looking statements on our current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include any anticipated success as a direct  result of the change of leadership of the Company and its ability to be profitable or increase sales of H.A.R.D. Nutrition Functional Water Systems.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others Pearce’s optimism about Horgan’s ability to improve the operations of the Company or increase its sales or market exposure, and other risk factors affecting our business as described in our recent Registration Statement on Form S-1. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.